UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 19, 2006

                           ASTRATA GROUP INCORPORATED
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             (Exact name of registrant as specified in its charter)


           Nevada                      000-32475                  84-1408762
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

     1801 Century Park East, Suite 1830, Los Angeles, California 90067-2320
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 282-8646


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

         Astrata South Africa (Pty) Ltd (the "Subsidiary") is a wholly owned subsidiary of Astrata Group Inc. (the "Company"). The Subsidiary's primary activity is the marketing, sale, and service of products for the Geomatics industry, which the Company does not sell or support outside of Africa. The Company, as an extension to the strategic growth plan announced earlier this year, has elected to divest the Subsidiary of the Geomatics business and to re-allocate its resources to the Telematics business only. This decision is supported by the Company's announcement on June 14, 2006 of an order for $17 million of Telematics products to a single European customer.

         In connection with the above, as of March 28, 2006, the Subsidiary was indebted to Chesterfin (Pty) Ltd ("Chesterfin") under a line of credit in the amount of approximately R3,044,018 (US$455,010), used primarily to support Geomatics products and sales. The financial obligations thereunder were secured under a general notarial bond by the Subsidiary's assets, including the assets of the Geomatics business.

         On March 28, 2006, Chesterfin, with the Company's concurrence, executed its interests in the general notarial bond, and then, on March 31, 2006, sold its claims against the Subsidiary under the bond to Trimble Navigation Limited ("Trimble").

         Trimble was the Subsidiary's largest supplier of Geomatics products and the Subsidiary was Trimble's largest distributor of Geomatics products in Africa.

         On April 24, 2006 Trimble, with the Company's assistance, registered its interest in the general notarial bond and, subsequently, through a court order, affirmed its rights under the acquired notarial bond and, as part of the exercise of those rights, consented to the transfer of the Subsidiary's Geomatics business and certain moveable assets to Astrata Geomatics (Pty) Ltd, a newly established entity that is not affiliated with the Subsidiary or the Company. The parties to this transaction were Trimble, the Subsidiary, and Astrata Geomatics (Pty) Ltd.

         In consideration of these transactions, the Subsidiary received: (i) a credit in the full amount of the outstanding balance under the Chesterfin line of credit ( R3,044,018 (US$455,010) plus interest calculated at the rate of 12.5% per annum from 12 May 2006); (ii) a credit of US$3,350,499.07 plus interest calculated at a rate of 1% per month from the due date of each invoice due to Trimble in ordinary accounts payable obligations; and, (iii) an assumption by the purchaser of all liabilities with respect to the Subsidiary's Geomatics business as of May 31, 2006, including, without limitation, trade creditors and all liabilities and obligations, but excluding all liabilities that relate to any form of tax. The parties understood that the amount to be paid as described in clause (i), above, was equal to the aggregate of the liabilities referenced in clause (ii), above.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

         See information provided in Item 1.01, above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

         Pro forma financial information, if required, will be filed as an amendment to this Current Report on Form 8-K not later than the date required.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 23, 2006                        ASTRATA GROUP INCORPORATED

                                            By: /s/ Martin Euler
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                                                    Martin Euler
                                                    Chief Executive Officer